EXHIBIT 99.2

STATE OF FLORIDA

ARTICLES OF MERGER

OF
VEDO MERGER SUB, INC.
a Florida corporation

INTO GOSOLUTIONS, INC.,
a Florida corporation

        Pursuant to Sections 607.1101, 607.1103, 607.1105 and 607.1106 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purposes of merging VEDO MERGER SUB, INC., a Florida corporation, with and into GOSOLUTIONS, Inc., a Florida corporation (the “Merger”):

        FIRST: The Plan of Merger attached hereto as Exhibit A was adopted by the Board of Directors and shareholders of VEDO MERGER SUB, INC. on the 27th day of April, 2006, and was adopted by the Board of Directors and shareholders of GOSOLUTIONS, Inc. on the 27th day of April, 2006.

        SECOND: The Merger shall become effective as of the date and time of the filing of these Articles of Merger (“Effective Time”).

        THIRD: As provided in the Plan of Merger, the Amended and Restated Articles of Incorporation of GOSOLUTIONS, Inc. as in effect immediately prior to the Effective Time shall continue as the Articles of Incorporation of the Surviving Entity after the Effective Time until amended pursuant to applicable law.

[continued on page 2]

Prepared By:
Michael T. Cronin, Esq.
Johnson, Pope, Bokor, Ruppel & Burns, LLP
911 Chestnut Street
Clearwater, Florida 33756
(727) 461-1818
Florida Bar No. 0469841

        IN WITNESS WHEREOF, each of the undersigned has caused these Articles of Merger to be signed in its corporate name on the 27th day of April, 2006.

MERGING CORPORATION: VEDO MERGER SUB, INC., a Florida Corporation

By:	/s/ H. Jay Hill
Print Name: H. Jay Hill Title: Executive Vice President

SURVIVING CORPORATION: GOSOLUTIONS, INC., a Florida corporation

By:	/s/ Thor R. Bendickson
Print Name: Thor R. Bendickson Title: CEO/President

Exhibit A

PLAN OF MERGER

1.	Names of Merging Corporations

        VEDO MERGER SUB, INC., a Florida corporation (“Acquisition Sub”), which is a wholly-owned subsidiary of VillageEDOCS, a California corporation (“VEDO”), shall be merged with and into GOSOLUTIONS, INC., a Florida corporation (“GoSolutions”).

2.	Terms and Conditions of the Proposed Merger

2.1	Definition of Terms

                                Unless otherwise defined herein, capitalized words shall have the meanings set forth in the Agreement and Plan of Reorganization dated February 16, 2006, as amended on April 7, 2006 by and among VEDO, Acquisition Sub and GoSolutions (“Agreement”), an executed original of which is on file at the office of GoSolutions located at 1901 Ulmerton Road, Suite 400, Clearwater, Florida 33762.

2.2	The Merger

                                The merger of Acquisition Sub with and into GoSolutions (the “Merger”) shall occur at the Effective Time (as defined below), at which time the separate existence of Acquisition Sub shall cease. GoSolutions shall be the surviving corporation (the “Surviving Corporation”) and its corporate existence, with all of its purposes, powers and objects, shall continue under its current name and under the laws of the State of Florida unaffected and unimpaired by the Merger. (Acquisition Sub and GoSolutions, with respect to times prior to the Effective Time, are hereinafter sometimes collectively referred to as the “Constituent Corporations” or individually as a “Constituent Corporation”.)

2.3	The Surviving Corporation

                                The Surviving Corporation, without any further act or deed, shall (a) have the purposes and possess all the rights, privileges, immunities, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities, duties and liabilities of the Constituent Corporations, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger; (b) be vested with all the assets and property, whether real, personal or mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations; and (c) be liable for all of the obligations and liabilities of each Constituent Corporation existing immediately prior to the Effective Time. The title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.

2.4	Articles of Incorporation

                                The articles of incorporation of GoSolutions as in effect immediately prior to the Effective Time, as amended, shall be the articles of incorporation of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with the Florida Business Corporation Act (“FBCA”).

2.5	Bylaws

                                The bylaws of GoSolutions as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until such shall thereafter be altered, amended or repealed in the manner provided for in such bylaws and in accordance with the FBCA.

2.6          Directors and Officers:   The Board of Directors of the Surviving Corporation shall consist of Thor R. Bendickson, K. Mason Conner and Michael A. Richard and the officers of the Surviving Corporation shall be as follows:

Officers

Chief Executive Officer	Jerry T. Kendall 1901 Ulmerton Road, Suite 400 Clearwater, FL 33762

President	Thor T. Bendickson 1901 Ulmerton Road, Suite 400 Clearwater, FL 33762

Secretary/Treasurer	Michael A. Richard 1901 Ulmerton Road, Suite 400 Clearwater, FL 33762

Vice President	Jay Hill 1901 Ulmerton Road, Suite 400 Clearwater, FL 33762

until their successors are elected and qualified.

3.	Merger Consideration.

3.1	Conversion of GoSolutions Capital Stock

                                                    (a)       Each share of GoSolutions Common Stock issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which appraisal rights have been or will be perfected in compliance with applicable law, and except for shares cancelled pursuant to Section 1.6(g) of the Agreement and Plan of Merger, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive (i) that number of fully paid and nonassessable shares of VEDO Common Stock which is equal to the quotient of 15,667,770 divided by the GoSolutions Fully Diluted Common Shares, (ii) that number of Escrow Shares, which is equal to the quotient of the number of Escrow Shares released pursuant to Section 11.5.2 of the Agreement divided by the GoSolutions Fully Diluted Common Shares, and (iii) that number of Penalty Shares, if any, which is equal to the quotient of the number of Penalty Shares issued pursuant to Section 1.11 of the Agreement divided by the GoSolutions Fully Diluted Common Shares.

                                                    (b)       Each share of GoSolutions Class A Preferred Stock issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which appraisal rights have been or will be perfected in compliance with applicable law, and except for shares cancelled pursuant to Section 1.6(g) of the Agreement, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive (i) that number of fully paid and nonassessable sharesof VEDO Common Stock which is equal to the quotient of 44,332,230 divided by the GoSolutions Fully Diluted Preferred Shares, (ii) that number of Escrow Shares, which is equal to the quotient of the number of Escrow Shares released pursuant to Section 11.5.2 of the Agreement divided by the GoSolutions Fully Diluted Preferred Shares, and (iii) that number of Penalty Shares, if any, which is equal to the quotient of the number of Penalty Shares issued pursuant to Section 1.11 of the Agreement divided by the GoSolutions Fully Diluted Preferred Shares.

                                3.2       Conversion of Merger Sub Capital Stock.   Each share of common stock of Acquisition Sub, issued and outstanding immediately prior to the Effective Time by virtue of the Merger and at the Effective Time and without further action of the part of any holder thereof shall be converted into and become one fully paid and nonassessable share of GoSolutions Common Stock.

                                3.3       Dissenting Shares.   Holders of shares of GoSolutions Common Stock, who have complied with all requirements for perfecting stockholders’ appraisal rights, as set forth under the Florida Law, shall be entitled to their rights under the Florida Law with respect to such shares.

                                3.4       Escrow Shares.   At the Closing, VEDO will escrow shares of VEDO Common Stock (the “Escrow Shares”) subject to the terms of the Escrow Agreement. The Escrow Shares shall be withheld, on a pro rata basis, from the shares of VEDO Common Stock to be issued to the GoSolutions shareholders at Closing. VEDO common stock otherwise issuable to the Zant Entities will be excluded from the Escrow Shares. GoSolutions Equity, LLC shall be the Shareholder Representative with full power and authority to act on behalf of the GoSolutions shareholders for purposes of responding to and coordinating the defense against any Liability Claims, which Liability Claims could reasonably be expected to result in a claim by VEDO against the Escrow Shares. The Escrow Shares shall be held, administered and distributed strictly in accordance with the terms of the Escrow Agreement with respect to any indemnification matter under Article XI of the Agreement. To the extent there is any inconsistency between the terms of the Agreement and the terms of the Escrow Agreement, the terms of the Escrow Agreement shall control.

                                3.5       Fractional Shares/Share Adjustment.   No fractional shares of VEDO Stock will be issued in connection with the Merger, but in lieu thereof each fractional share to which a holder of GoSolutions Common Stock or Class A Preferred Stock would otherwise be entitled to receive will be rounded (up or down) to the nearest whole share. If at any time prior to the date upon which Escrow Shares or Penalty Shares are required to be issued pursuant to the Agreement, the number of outstanding shares of VEDO Stock is increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of Escrow Shares or Penalty Shares issuable pursuant to this Agreement.

                                3.6       Options, Warrants and Convertible Notes.   At and as of the Effective Time, all GoSolutions Stock Options outstanding immediately prior to the Effective Time, whether or not vested, shall fully accelerate and be terminated and extinguished upon the Effective Time, and the holders of such GoSolutions Stock Options shall have no further rights with respect to such GoSolutions Stock Options.

                                3.7       Cancellation of GoSolutions Shares.   All GoSolutions Shares by virtue of the Merger, and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any GoSolutions Shares shall thereafter cease to have any rights with respect to such GoSolutions Shares, except the right to receive the Merger Consideration for the GoSolutions Shares upon the surrender of such certificate in accordance with the foregoing or appraisal rights in accordance with the FBCA.

                                3.8       Exchange of Certificates.   Promptly following the Effective Time, VEDO shall deliver to each shareholder of record of GoSolutions immediately prior to the Effective Time a letter of transmittal (“Letter of Transmittal”) and instructions for use in surrendering the certificates that formally represented GoSolutions Shares entitled to payment of the Merger Consideration. Promptly following proper delivery of a certificate representing such GoSolutions Shares (accompanied by a duly executed Letter of Transmittal) by the holder thereof to VEDO, VEDO shall deliver to such holder either a certificate representing (A) the Merger Consideration (in terms of VEDO Shares) times the number of GoSolutions Shares represented by the certificate so delivered by such holder and (B) any additional VEDO Share issuable in lieu of any fractional VEDO Share issuable to such holder in accordance with the Agreement.

                                3.9       Change of Name.   If the Merger Consideration is to be issued or paid (as the case may be) to a name other than the name in which the certificate representing the GoSolutions Shares surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that the person requesting such issuance or payment shall pay to VEDO any transfer or other taxes required by reason of the issuance of such shares or the payment of such cash to a name other than that of the registered holder of the certificate surrendered, or such person shall establish to the satisfaction of VEDO that such tax has been paid or is not applicable.

4.	Effective Time of the Merger

                                The Merger shall become effective at the time of the filing of the Articles of Merger (the “Effective Time”).